                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              NORDSON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        THOMAS L. MOORHEAD, VICE PRESIDENT, LAW AND ASSISTANT SECRETARY (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
               Not Applicable

(2) Aggregate number of securities to which transaction applies:
               Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

(4) Proposed maximum aggregate value of transaction:
               Not Applicable

(5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
               Not Applicable

(2) Form, Schedule or Registration Statement No.:
               Not Applicable

(3) Filing Party:
               Not Applicable

(4) Date Filed:
               Not Applicable

                                NORDSON LOGO


                              NORDSON CORPORATION

                                 NOTICE OF 1996
                                 ANNUAL MEETING
                              AND PROXY STATEMENT

NORDSON LOGO

Eric T. Nord
Chairman of the Board

William P. Madar
President and Chief
  Executive Officer

                                                                January 29, 1996

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at The LCCC Conferencing Facility, 1005 North Abbe Road, Elyria, Ohio, at 5:30 p.m. on March 7, 1996. We hope that you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and to sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,

ERIC T. NORD,
Chairman of the Board
WILLIAM P. MADAR,
President and Chief
Executive Officer

                              NORDSON CORPORATION

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

The Annual Meeting of Shareholders of Nordson Corporation will be held at The LCCC Conferencing Facility, 1005 North Abbe Road, Elyria, Ohio, at 5:30 p.m. on March 7, 1996. The purposes of the meeting are:

  1. To elect three directors to the class whose term expires in 1999.

  2. To hear reports and to transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on January 8, 1996 are entitled to notice of and to vote at the meeting.

                                                      For the Board of Directors

                                                           WILLIAM D. GINN
                                                               Secretary

January 29, 1996

                              NORDSON CORPORATION

                                PROXY STATEMENT

The Board of Directors of Nordson Corporation requests your proxy for use at the Annual Meeting of Shareholders to be held on March 7, 1996, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect the nominees listed on page 2. You may revoke your proxy before it is voted by giving notice to Nordson in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about January 29, 1996. Nordson's executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145. Its telephone number is
(216) 892-1580.

                             ELECTION OF DIRECTORS

Nordson's Board of Directors is composed of nine directors, three of whom are elected each year. Each of the directors serves for a term of three years and until a successor is elected. The Board met six times during the last fiscal year.

Nominees for election as directors with terms expiring in 1999, as well as present directors whose terms will continue after the meeting, appear below.

NOMINEES FOR TERMS EXPIRING IN 1999

DR. GLENN R. BROWN, age 65, has been a director of Nordson since 1986. He is a retired Senior Vice President and a former Director of The Standard Oil Company (now BP America, Inc.). He served as Vice Provost for Corporate Research and Technology Transfer of Case Western Reserve University from January 1991 to July 1993. He is a director of Ferro Corporation, a producer of industrial specialty materials.

DR. ANNE O. KRUEGER, age 61, has been a director of Nordson since 1990. She has been a Professor of Economics at Stanford University since July 1993 and a Professor of Economics at Duke University from January 1987 to June 1993. She is a director of Western Digital Corporation, an international supplier of large scale integrated chips and board-level subsystems and systems.

ERIC T. NORD, age 78, has been a director of Nordson or its predecessor since 1941. He has served as Chairman of the Board of Nordson for more than five years. Eric Nord is Evan Nord's brother.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1997

WILLIAM P. MADAR, age 56, has been a director of Nordson since 1985. He has served as President and Chief Executive Officer of Nordson since February 1986. Mr. Madar is a director of National City Bank, a national banking association, Brush Wellman, Inc., a producer and supplier of beryllium and related products, specialty metal systems, and precious metal products, and The Lubrizol Corporation, a manufacturer of specialty chemicals.

WILLIAM W. COLVILLE, age 61, has been a director of Nordson since 1988. He was Senior Vice President-Law and General Counsel of Owens-Corning Fiberglas Corporation from 1984 until December 1994 and cur-rently serves as a legal consultant to Owens-Corning. Owens-Corning manufactures glass fiber products and related materials.

EVAN W. NORD, age 76, has been a director of Nordson or its predessor since 1942. He was Vice President and Treasurer of Nordson for more than five years prior to his retirement in 1978. Evan Nord is Eric Nord's brother.

PRESENT DIRECTORS WHOSE TERMS EXPIRE
IN 1998

WILLIAM D. GINN, age 72, has been a director of Nordson since 1959. Mr. Ginn has been Of Counsel to Thompson Hine & Flory P.L.L. a law firm, since January 1993. Prior to that time he was a Partner with Thompson Hine & Flory P.L.L. for more than five years. He is a director of the Davey Tree Expert Company, a tree and lawn care company. Thompson Hine & Flory P.L.L. has in the past provided and continues to provide legal services to Nordson.

STEPHEN R. HARDIS, age 60, has been a director of Nordson since 1984. He has served as Chairman and Chief Executive Officer of Eaton Corporation since January 1996 and was Vice Chairman and Chief Financial and Administrative Officer of Eaton Corporation from 1986 until December 1995. Eaton produces automation systems and equipment, capital and consumer goods components, aerospace and defense systems, and automotive components. Mr. Hardis is a director of Eaton, KeyCorp, a bank holding company, The Progressive Corporation, an insurance holding company, and First Union Real Estate Equity and Mortgage Investments, a real estate investment company.

WILLIAM L. ROBINSON, age 54, was elected by the Board of Directors on July 21, 1995 to fill the unexpired portion of the term of Dr. Jacob O. Kamm, who died June 25, 1995. Mr. Robinson has served as Dean of the District of Columbia School of Law since 1988.

COMMITTEES OF THE BOARD OF DIRECTORS;
ATTENDANCE

The present members of the Audit Committee are Messrs. Ginn, Evan Nord and Robinson and Drs. Brown and Krueger. The Audit Committee reviews the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of Nordson's systems of internal control. The Committee also recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. The Audit Committee met three times during the last fiscal year.

The present members of the Compensation Committee are Messrs. Colville, Hardis, Eric Nord and Dr. Krueger. The Compensation Committee recommends to the Board of Directors the salary and other compensation of Nordson's President and Chief Executive Officer, approves salary increases for other executive officers, supervises the administration of Nordson's 1993 Long-Term Performance Plan (the "Performance Plan"), 1995 Management Incentive Compensation Plan (the "Bonus Plan"), Excess Defined Benefit Pension Plan, Excess Defined Contribution Retirement Plan, and other pension and retirement plans. The Compensation Committee met three times during the last fiscal year.

The present members of the Nominating Committee are Messrs. Hardis, Madar, Eric Nord and Dr. Brown, with Mr. Madar being a nonvoting member. The Nominating Committee screens and nominates candidates for election as directors and recommends committee members for appointment by the Board of Directors. A shareholder who wishes to suggest a director candidate for consideration by the Nominating Committee should send a resume of the candidate's business experience and background to Mr. Madar at Nordson. The Nominating Committee did not meet during the last fiscal year.

During the last fiscal year, each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served.

COMPENSATION OF DIRECTORS

Nordson pays directors who are not employees a fee of $4,500 per quarter, $1,000 for each Board meeting attended and, unless the committee meeting is held on the same day as a Board meeting, $1,000 for each committee meeting attended, with an additional $400 per quarter for committee chairmen.

Directors may defer all or part of their fees until retirement under the Performance Plan. The fees may be deferred as cash and credited with interest at a U.S. Treasury rate, or they may be translated into stock equivalents based on the market price of Nordson Common Shares when the fees are earned and credited with additional stock equivalents when dividends are paid.

Each non-employee director was granted a director option on March 10, 1992. New non-employee directors are granted a director option at the time of appointment or election. Such directors who continue in office will receive an additional director option five years after the previous director option was granted.

OWNERSHIP OF NORDSON COMMON SHARES

The following table shows the number and percent of Nordson Common Shares beneficially owned on January 8, 1996 by each of the directors, including nominees, each of the executive officers named in the Summary Compensation Table set forth on page 12, and by all directors and executive officers as a group.

                                 Number of
            Name                 Shares (1)     Percent
-----------------------------    ----------     -------
Dr. Glenn R. Brown                   8,296          0.0
William W. Colville                  7,735          0.0
William D. Ginn (2)(3)(4)(5)       724,073          4.0
Stephen R. Hardis                   23,699          0.1
Dr. Anne O. Krueger                  3,224          0.0
William P. Madar (8)               480,202          2.6
Eric T. Nord (4)(6)              2,104,295         11.7
Evan W. Nord (3)(6)(7)           2,703,490         15.1
William L. Robinson                    419          0.0
Edward P. Campbell (8)             104,303          0.6
Yoshihiko Miyahara (8)              42,940          0.2
John E. Jackson (8)                 99,274          0.6
Werner Bohm (8)                     21,194          0.1
23 directors and executive       6,739,894         36.0
  officers as a group (9)

---------------

(1) Except as otherwise stated in notes (2) through (9) below, beneficial ownership of the shares held by each of the directors, executive officers and nominees consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse of the nominee or director. Beneficial ownership of the shares held by the non-employee directors (other than Eric Nord and Mr. Robinson) includes the right to acquire 437 shares on or before March 8, 1996 under the Director Option provisions of the Performance Plan, as well as the right to acquire the following number of shares under the Directors Deferred Compensation provisions of the Performance Plan: Dr. Brown, 6,409 shares; Mr. Colville, 4,698 shares; Mr. Hardis, 11,262 shares; Dr. Krueger, 2,787 shares; and Eric Nord, 7,150 shares. Mr. Robinson has the right to acquire 419 shares on or before March 8, 1996 under the Director Option provisions of the Performance Plan.

(2) These include 110,374 shares held by Mr. Ginn as trustee of various trusts for the children and grandchildren of Eric Nord and Evan Nord.

(3) These include 356,058 shares held by The Nord Family Foundation. As trustees of this foundation, Evan Nord and Mr. Ginn have shared voting power and shared investment power with respect to these shares.

(4) These include 80,000 shares held by the Eric and Jane Nord Foundation. As trustees of this foundation, Eric Nord and Mr. Ginn have shared voting power and shared investment power with respect to these shares.

(5) These include 6,000 shares held by the Ginn Family Fund. As a trustee of this fund, Mr. Ginn has shared voting power and shared investment power with respect to these shares.

(6) These include 1,002,780 shares held by Eric Nord and Evan Nord as testamentary trustees under the will of Walter G. Nord, the founder of Nordson. Eric Nord and Evan Nord have shared voting power and shared investment power with respect to these shares.

(7) These include 500,000 shares held by the Cynthia W. Nord Charitable Remainder Unitrust. As trust advisor of that trust Evan Nord has voting power with respect to these shares.

(8) These include the right to acquire shares on or before March 8, 1996 in amounts as follows: Mr. Madar, 261,233 shares; Mr. Campbell, 101,100 shares; Mr. Miyahara, 24,750; Mr. Jackson, 96,400 shares; and Mr. Bohm, 12,000 shares.

(9) These include the shares held by The Nord Family Foundation. Beneficial ownership of the shares held by each of the directors and officers as a group consists of sole voting power with respect to 5,000 shares, sole voting and sole investment power with respect to 2,428,995 shares, shared voting power and shared investment power with respect to 3,536,455 shares, and the right to acquire 769,444 shares on or before March 8, 1996.

As of October 29, 1995, present and former directors, officers, and employees of Nordson and their families beneficially owned over 10.9 million Nordson Common Shares, representing more than 60% of the outstanding shares. Nordson is party to an agreement that, with some exceptions, gives Nordson a right of first refusal with respect to proposed sales of Nordson Common Shares by Evan Nord and Eric Nord, individually or as testamentary trustees, Mr. Ginn, as trustee, and The Nord Family Foundation.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Board of Directors, each member of which is a non-employee director, is responsible for approving executive management compensation and for administering the incentive and equity participation plans which make up the variable compensation paid to executive officers including the President and CEO ("Officers"). The Committee also administers employee stock plans and certain other benefit plans.

The Committee and the Board believe that the executive management compensation program should support the goals and objectives of the Company. These goals and objectives should balance the importance of annual financial performance with the equally important creation and protection of long-term fundamentals which support long-term growth and profitability.

Nordson's executive management compensation program:

  -- establishes compensation performance objectives that are directly linked to corporate goals;

  -- provides a high degree of leverage between compensation and corporate performance;

  -- creates long-term incentives directly linked to shareholder returns; and

  -- is designed to attract, retain and motivate key executives.

Total Cash Compensation

Nordson's corporate goal is to double the value of the Company over a five-year period, with the primary value set by the market for Company shares. Two annual performance objectives to support the achievement of this goal have been established: 1) an annual return on average invested capital of 16%; and 2) earnings per share growth of 15% per year.

The Committee believes that consistent achievement of these two objectives will lead to doubling the value of the Company over a five-year period. The Officer cash compensation program, which consists of a fixed annual base salary plus an annual cash bonus, is designed to link directly to the achievement of these two annual performance objectives.

In establishing the Officer cash compensation levels, the Committee uses a peer group of approximately 250 manufacturing companies having similar sales volume and/or market value. This is a changing group of companies, with which Nordson would compete for Nordson executive talent or be a source from which future executives might be recruited.

This comparison group of companies is not identical to the companies included in the S&P 500 Index or the S&P Diversified Manufacturing Index used in the performance graph appearing on page 21. Nordson believes that these indices are a useful comparison for purposes of comparing Nordson's share price performance to the performance of a broad group of comparable companies. However, the companies included in these indices are not necessarily companies with which Nordson competes for executive talent or that would be a source from which future executives may be recruited, and are therefore an inappropriate group of companies for purposes of establishing cash compensation levels.

The Officer cash compensation program is designed such that if Nordson's financial performance is equal to the median financial performance of the peer group of companies, each Officer's total cash compensation will be less than the median compensation for similar positions in the peer group. As Nordson performance increases above the median for the peer group, Officer total cash compensation will increase correspondingly such that the percentile ranking of each Officer's total cash compensation will correlate with the percentile ranking of Nordson performance.

Base Salary

Officers' base salaries are targeted at the 50th percentile salary for similar positions within the peer group of companies. The Committee reviews the competitiveness of Officers' base salaries annually and if appropriate, salaries are changed based upon individual performance, competitive position and salary practices of the peer group companies.

Annual Cash Bonus

The bonus portion of cash compensation is paid pursuant to the Bonus Plan and is highly leveraged to achievement of the two corporate performance objectives.

Seventy percent of the cash bonus eligibility is based on the return on average invested capital component of the plan, with a bonus being paid if Nordson's annual return is at least 8%, and attaining its maximum when the return reaches 20%. The remaining 30% of the cash bonus eligibility is based on the earnings per share component, with a bonus being paid if Nordson's earnings per share growth is positive, and attaining its maximum when growth reaches 30%.

Nordson achieved a 1995 return on average invested capital of 21% which exceeded the corporate objective of 16%. Earnings per share growth exceeded the 15% goal. Since performance exceeded the threshold payment level, Mr. Madar and the other Officers were paid bonuses based upon the factors described above.

Stock Options

The Committee believes that through the use of stock options, Officer interests are directly tied with those of the Company's shareholders.

Officers are issued stock option grants annually with an exercise price equal to the fair market value of the shares on the date of grant. These options are not fully exercisable until four years following the date of grant and expire in ten years, to reinforce a long-term perspective and to help retain key executives.

The intent is to provide stock option grants competitive with those offered to similar positions within the peer group of companies.

Deduction Limitation on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, precludes a publicly-held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to certain of the Officers. This provision became effective for the Company's tax year beginning October 31, 1994.

On March 9, 1995, the shareholders approved the Bonus Plan. The Committee believes that the Bonus Plan satisfies the Internal Revenue Service's requirements for "performance-based" compensation which would not be subject to the deductibility limitation under applicable Internal Revenue Service regulations. The Committee will continue to monitor its compensation policy, including compensation, if any, paid under the Bonus Plan, for deductibility under these regulations.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
                          William W. Colville, Chairman
                          Stephen R. Hardis
                          Dr. Anne O. Krueger
                          Eric T. Nord

                          January 29, 1996

SUMMARY COMPENSATION TABLE

The following table sets forth individual compensation information for the fiscal year ended October 29, 1995, for William P. Madar, and the four other most highly compensated executive officers whose total annual salary and bonus for the fiscal year ended October 29, 1995 exceeded $100,000:

                                                                                         Long-Term Compensation
                                                                                       --------------------------
                                                     Annual Compensation
                                            --------------------------------------               Awards
                                                                         Other         --------------------------
             Name                                                        Annual         Restricted                     All Other
         And Principal                       Salary       Bonus       Compensation     Stock Awards     Options/      Compensation
           Position                Year       ($)          ($)            ($)              ($)          SARs (#)        ($) (1)
-------------------------------    ----     --------     --------     ------------     ------------     ---------     ------------
William P. Madar                   1995      627,000      681,200              0                 0        70,000          41,630
President &                        1994      600,000      648,000        646,117(2)              0        75,000          75,134
CEO                                1993      565,150      505,000        929,943(2)              0        50,000         101,028
Edward P. Campbell                 1995      304,000      330,250              0                 0        30,000          16,589
Executive Vice President           1994      242,827      249,000              0                 0        16,000          24,890
& Chief Operating Officer          1993      214,000      155,500              0                 0        16,000          35,810
Yoshihiko Miyahara (3)             1995      363,199      122,580              0                 0        10,500               0
Vice President                     1994      310,707       79,350              0                 0        10,500               0
                                   1993      269,565       72,444              0                 0        10,500               0
John E. Jackson                    1995      240,000      211,850              0                 0        16,000          15,167
Senior Vice President              1994      230,000      202,000              0                 0        16,000          25,006
                                   1993      214,000      155,500              0                 0        16,000          35,913
Werner Bohm (4)                    1995      240,000      211,850              0                 0        16,000          14,625
Senior Vice President              1994      220,000      193,000              0                 0        16,000          20,417
                                   1993      200,000      145,000         72,229(5)              0        16,000          27,117

---------------

(1) Includes in each case, employer matching and allocations made to Nordson Corporation's Employee Savings Trust Plan and Supplemental Plan; and Nordson's Employee Stock Ownership Plan and Supplemental Plan, as follows:
    Mr. Madar, $18,140 and $23,490; Mr. Campbell, $7,669 and $8,920; Mr.
    Jackson, $6,952 and $8,215; and Mr. Bohm, $6,704 and $7,921, respectively.

(2) Represents a tax gross-up payment associated with restricted stock, granted under the employment agreement with Mr. Madar dated January 30, 1986, which is a direct function of the appreciation in Nordson share price.

(3) Mr. Miyahara's salary and bonus are stated in U.S. Dollars and reflect the average annual Japanese Yen exchange rate in effect during each of the fiscal years noted.

(4) Mr. Bohm retired from Nordson Corporation effective November 4, 1995.

(5) Represents a tax equalization payment associated with an expatriate assignment.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding individual grants of stock options/SARs made during the fiscal year ended October 29, 1995 to each executive officer named in the Summary Compensation Table:

                                            INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------
                                            NUMBER OF         % OF TOTAL
                                           SECURITIES        OPTIONS/SARS
                                           UNDERLYING         GRANTED TO       EXERCISE OR                     GRANT DATE
                                          OPTIONS/SARS       EMPLOYEES IN      BASE PRICE      EXPIRATION     PRESENT VALUE
                NAME                     GRANTED (1) (2)      FISCAL YEAR       ($/SHARE)         DATE           ($) (3)
-------------------------------------    ---------------     -------------     -----------     ----------     -------------
William P. Madar                              70,000             21.4%           $57.00        10/31/2004       1,834,612
Edward P. Campbell                            30,000              9.2%           $57.00        10/31/2004         786,262
Yoshihiko Miyahara                            10,500              3.2%           $57.00        10/31/2004         275,192
John E. Jackson                               16,000              4.9%           $57.00        10/31/2004         419,340
Werner Bohm                                   16,000              4.9%           $57.00        10/31/2004         419,340

---------------

(1) All options become exercisable beginning one year after grant date at 25% per year on a cumulative basis. The exercise price was equal to the fair market value on the date of grant. The exercise price and tax withholding obligations related to the exercise may be paid by cash, delivery of already owned shares, or by offset of the underlying shares, or any combination thereof.

(2) No stock appreciation rights ("SARs") were granted to any employee other than stock appreciation rights ("Limited Rights") that become exercisable only upon the occurrence of a change in control of Nordson.

(3) These values were calculated using a Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the calculations:

     (a) Exercise at any time;

     (b) Volatility factor: 21.8%;

     (c) Assumed risk-free rate of interest: 7.23%;

     (d) Dividend of $.16 per share per quarter; and

     (e) No reduction in the value calculated has been made for possible forfeitures.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information regarding each exercise of stock options/SARs during the fiscal year ended October 29, 1995, by each executive officer named in the Summary Compensation Table, and the value of unexercised stock options/SARs held by each executive officer named in the Summary Compensation Table:


                                                                                                      VALUE OF
                                                                                NUMBER OF            UNEXERCISED
                                           NUMBER OF                           UNEXERCISED          IN-THE-MONEY
                                          SECURITIES                         OPTIONS/SARS AT       OPTIONS/SARS AT
                                          UNDERLYING          VALUE            FY-END (#)             FY-END($)
                                         OPTIONS/SARS        REALIZED         EXERCISABLE/          EXERCISABLE/
                NAME                       EXERCISED          ($)(1)          UNEXERCISABLE       UNEXERCISABLE(2)
-------------------------------------    -------------     ------------     -----------------     -----------------
William P. Madar                                  0                 0             220,148/             5,659,517/
                                                                                  131,085                253,821
Edward P. Campbell                                0                 0              82,100/             2,371,975/
                                                                                   53,500                186,125
Yoshihiko Miyahara                            3,200           107,200              14,625/               163,219/
                                                                                   25,875                119,156
John E. Jackson                                   0                 0              80,900/             2,413,075/
                                                                                   39,500                182,625
Werner Bohm                                  14,500           303,750              12,000/                97,000/
                                                                                   39,500                182,625

---------------

(1) Represents the difference between the option exercise price and the last sales price of a common share on the NASDAQ National Market System on the date prior to exercise.

(2) Based on the last sales price of the common shares of $57.25 on the NASDAQ National Market System on October 27, 1995. The ultimate realization of profit on the sale of the common shares underlying such options is dependent upon the market price of such shares on the date of sale.

SALARIED EMPLOYEES' PENSION PLAN

Benefits under the U.S. Salaried Employees' Pension Plan are based on average annual compensation (salaries, commissions, and incentive bonuses) for the highest five years during the last 10 years of employment prior to retirement. The following table shows the annual benefit payable under the Plan at age 65.

      Final
     Average                                    Years of Benefit Service
      Annual        --------------------------------------------------------------------------------
   Compensation          10               15               20               25               30
   ------------     ------------     ------------     ------------     ------------     ------------
   100,000....            13,524           20,306           27,072           33,842           40,612
   200,000....            31,868           47,806           63,735           79,674           95,612
   300,000....            50,199           75,306          100,398          125,505          150,612
   500,000....            86,862          130,306          173,724          217,168          260,612
   800,000....           141,856          212,806          283,713          354,663          425,612
   1,100,000..           196,851          295,306          393,702          492,157          590,612
   1,400,000..           251,845          377,806          503,691          629,652          755,612
   1,700,000..           306,840          460,306          613,680          767,146          920,612
   1,900,000..           343,503          515,306          687,006          858,809        1,030,612
   2,100,000..           380,166          570,306          760,332          950,472        1,140,612
   2,200,000..           398,497          597,806          796,995          996,303        1,195,612
   2,300,000..           416,829          625,306          833,658        1,042,135        1,250,612
     2,400,000           435,160          652,806          870,321        1,087,966        1,305,612
   2,500,000..           453,492          680,306          906,984        1,133,798        1,360,612
   2,600,000..           471,823          707,806          943,647        1,179,630        1,415,612

The amounts shown in the table represent the annual benefit (after reduction for Social Security payments) payable to an employee for life. Certain surviving spouse benefits are also available under the Plan, as well as early retirement benefits. The table has been prepared without regard to benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The years of benefit service credited under the Plan as of October 29, 1995 for the executive officers named in the Summary Compensation Table who participate in the Plan are as follows: Mr. Madar - 9 years; Mr. Campbell - 7 years; Mr. Jackson - 9 years; and Mr. Bohm - 18 years. Mr. Miyahara is not included in the pension plan described above but is covered by a pension arrangement that is specific to Nordson K.K., the Japanese subsidiary.

EXCESS DEFINED BENEFIT PENSION PLAN AND
EXCESS DEFINED CONTRIBUTION RETIREMENT PLAN

The Internal Revenue Code limits the benefits provided under the Salaried Employees' Pension Plan, the amount that an employee can contribute to the Employees' Savings Trust Plan, and the amount that Nordson can contribute on behalf of an employee under the Employees' Savings Trust Plan and the Employee Stock Ownership Plan.

The Excess Defined Benefit Pension Plan provides for the payment, out of Nordson's general funds, of the amount by which certain participants' benefits under the Salaried Employees' Pension Plan would exceed the limitations applicable to that Plan. The terms of payment under the Excess Defined Benefit Pension Plan are the same as those under the Salaried Employees' Pension Plan.

The table on page 18, which does not reflect benefit limitations imposed by the Internal Revenue Code, shows the aggregate annual pension benefits payable under both the Salaried Employees' Pension Plan and the Excess Defined Benefit Pension Plan.

The Excess Defined Contribution Retirement Plan provides for the payment, out of Nordson's general funds, of the amount by which the participant's contributions under the Employees' Savings Trust Plan and Nordson's contributions to the Employees' Savings Trust Plan and the Employee Stock Ownership Plan would exceed the limitations applicable to those Plans. Salaried employees who are designated by the Compensation Committee and who participate in the Employees' Savings Trust Plan or the Employee Stock Ownership Plan are eligible to participate in the Excess Defined Contribution Retirement Plan. Payments under the Excess Defined Contribution Retirement Plan may be made either in lump sum or in monthly installments over a two-year period. The Compensation Committee administers the Excess Defined Contribution Retirement Plan.

Benefits under the Excess Defined Contribution Retirement Plan resulting from the Internal Revenue Code limitations applicable to the Employees' Savings Trust Plan will be paid in cash, and benefits resulting from the Internal Revenue Code limitations applicable to the Employee Stock Ownership Plan will be paid in Nordson Common Shares. The amount to be paid in Nordson Common Shares is based on the benefits that participating employees would have received under the Employee Stock Ownership Plan if the Internal Revenue Code Limitations applicable to that plan had not been in effect.

The portions of Nordson's contributions under the Excess Defined Contribution Retirement Plan allocated to the accounts of the executive officers named in the compensation table except Mr. Miyahara, who does not participate in the plan, and to all current executive officers as a group during the fiscal year ended October 29, 1995 are as follows: Mr. Madar - $13,640 and 227 shares; Mr. Campbell - $3,169 and 53 shares; Mr. Jackson - $2,452 and 41 shares; Mr. Bohm - $2,204 and 36 shares; and all current executive officers as a group - $28,243 and 470 shares.

PERFORMANCE GRAPH

The following is a graph which compares the five year cumulative return from investing $100 on October 28, 1990 in each of Nordson Corporation common stock, the S&P 500 Index of companies and the S&P Diversified Manufacturing Index of companies, with dividends assumed to be reinvested when received.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG NORDSON CORPORATION, S&P 500 INDEX AND
                      S&P DIVERSIFIED MANUFACTURING INDEX

                                                                              S&P DIVERSIFIED
         MEASUREMENT PERIOD                                                    MANUFACTURING
        (FISCAL YEAR COVERED)            NORDSON CORP.      S&P 500 INDEX          INDEX
1990                                                 100                100                100
1991                                                 220                133                141
1992                                                 246                147                154
1993                                                 283                169                186
1994                                                 299                175                205
1995                                                 312                222                259

Assumes $100 invested on October 28, 1990 in Nordson Corporation,
S&P 500 Index, and S&P Diversified Manufacturing Index. Total return assumes reinvestment of dividends.

AGREEMENTS WITH OFFICERS

In January 1986, Nordson entered into an employment agreement with Mr. Madar. The agreement had an initial five-year term, and was extended automatically for additional one-year terms unless terminated by either party upon certain conditions. The agreement was amended in March 1993 and conformed the method for determining Mr. Madar's cash compensation beginning in fiscal year 1994 to that used to establish the cash compensation for the other executive officers. As amended, the agreement provides for the continued employment of Mr. Madar until terminated by either party upon certain conditions.

Under the amended agreement, Mr. Madar's annual cash compensation beginning fiscal year 1994, which consists of an annual base salary and incentive compensation under the Bonus Plan, is determined annually by the Compensation Committee of the Board of Directors as described beginning on page 8. Mr. Madar is also eligible to receive grants of stock options during his employment term, as well as benefits and perquisites generally provided by the Company to its executive officers.

The amended agreement provides that Mr. Madar will receive a supplemental pension benefit that, in effect, maintains the benefits he would have received if he had remained with his former employer, and this benefit is essentially unchanged from the unamended January 1986 agreement. The amount of the benefit is equal to a percentage of his highest annual compensation (base salary and incentive compensation) over the 36 consecutive month period producing the highest average compensation reduced by the sum of the benefits payable under the pension plans of Nordson and his former employer and one-half of his estimated Social Security benefit. The percentage will be 56%, subject to reduction if the total number of years of employment with Nordson and his former employer is less than 35.

(Mr. Madar had 20 and 2/3 years of employment with his former employer). The benefit will also be reduced by 5% per year for retirement before age 60. The benefit may, at Mr. Madar's election, be paid in a lump sum or in any other form permitted under the Salaried Employees' Pension Plan. Mr. Madar is, under some circumstances, entitled to the continuation of certain compensation and benefits upon the termination of his employment or because of his death or disability.

Nordson has also agreed to provide Mr. Jackson with a supplemental pension benefit in order to restore the benefits he would have received if he had remained with his former employer. This benefit is calculated on the same basis as Mr. Madar's supplemental pension benefit. Mr. Jackson had 14 years of employment with his former employer.

Nordson has also agreed to provide Mr. Campbell with a supplemental pension benefit in order to restore some of the benefits he would have received if he had remained with his former employer. Mr. Campbell's supplemental pension benefit will equal the amount by which his pension benefit under the Salaried Employees' Pension Plan would be increased if his prior service with his former employer were recognized under the plan. His highest average annual compensation and reduction in benefit if he retires before age 60 will be calculated on the same basis as under Mr. Madar's and Mr. Jackson's supplemental pension benefits. Mr. Campbell's amount of benefit will also be reduced by the benefits payable under his former employer's pension plan. Mr. Campbell had 11 years of employment with his former employer.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Eric Nord, who serves on the Compensation Committee, was formerly President and Chief Executive Officer of the Company.

                              INDEPENDENT AUDITORS

Ernst & Young LLP has been appointed as Nordson's independent auditors for the fiscal year ending November 3, 1996. Ernst & Young LLP or a predecessor has served as Nordson's independent auditors since 1935. A representative of Ernst & Young LLP is expected to be present at the meeting. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP's examination of Nordson's financial statements and records for the fiscal year ended October 29, 1995.

                                    GENERAL

VOTING AT THE MEETING

Shareholders of record at the close of business on January 8, 1996 are entitled to vote at the meeting. On that date, a total of 17,953,957 Nordson Common Shares were outstanding. Each share is entitled to one vote.

Voting for directors will be cumulative if any shareholder gives notice in writing to the President, a Vice President, or the Secretary of Nordson at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, Nordson's shareholders will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that each shareholder is voting. Nordson's shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected by the votes of shareholders exercising a majority of the voting power of the corporation present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the corporation. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

If any of the nominees listed on page 2 becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that this will occur.

The Board of Directors knows of no other matters that will be presented at the meeting other than the election of directors. However, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to Nordson on or before October 1, 1996. Nordson will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of Nordson may request proxies by telephone or in person. Nordson will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions.

Nordson will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

Nordson's Annual Report to Shareholders, including financial statements for the fiscal year ended October 29, 1995, is being mailed to shareholders of record with this Proxy Statement.

                                                      For the Board of Directors

                                                            WILLIAM D. GINN
                                                               Secretary
January 29, 1996

                            YOUR VOTE IS IMPORTANT.
                          PLEASE SIGN, DATE AND RETURN
                                   YOUR PROXY

                                 NORDSON CORPORATION

P            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 7, 1996
             ----------------------------------------------------------
R
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
O At the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 7, 1996, and at any adjournment, WILLIAM D. GINN,
X WILLIAM P. MADAR, and EVAN W. NORD, and each of them, with full power of substitution and revocation, are hereby authorized to
Y        represent me and vote all my shares on the following matters:

            1. Election of three Directors:                                    (change of address)
               Dr. Glenn R. Brown, Dr. Anne O. Krueger, and Eric T. Nord     ________________________
            2. Any other matter that may properly come before this meeting.  ________________________
                                                                             ________________________
                                                                             ________________________


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
    RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE

      / X /     PLEASE MARK YOUR                                          SHARES IN YOUR NAME  REINVESTMENT SHARES
                VOTES AS IN THIS
                EXAMPLE.

                           FOR               WITHHELD

    1. Election of
     Directors           /  /                  /  /
     (see reverse)

     For, except vote withheld from the following nominee(s):
     _________________________________________________________

      Unless otherwise specified above, this Proxy will be voted FOR the election as Directors of the nominees noted on the reverse side.

                                                     PLEASE DATE, SIGN, AND RETURN
                                                     IN THE ENCLOSED ENVELOPE --
                                                     NO POSTAGE NECESSARY

       SIGNATURE(S)________________________________________________      DATE ________

       SIGNATURE(S)________________________________________________      DATE ________
       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                 NORDSON CORPORATION

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 7, 1996
             ----------------------------------------------------------
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         To: Society National Bank, as Trustee for the Nordson Corporation Non-Union Employees' Stock Ownership Plan and Trust (the "Plan").

         Pursuant to Article VI, Section 6.6 of the Plan, the undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest of Nordson Corporation Common Shares held in the Nordson Stock Fund on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 7, 1996, and at any adjournment, WILLIAM D. GINN, WILLIAM P. MADAR, and EVAN
         W. NORD, and each of them, with full power of substitution and revocation, are hereby authorized to represent me and vote all my shares on the following matters:

            1. Election of three Directors:                                       (change of address)
               Dr. Glenn R. Brown, Dr. Anne O. Krueger, and Eric T. Nord    _____________________________________
            2. Any other matter that may properly come before this          _____________________________________
               meeting.                                                     _____________________________________
                                                                            _____________________________________


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
    RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE

       /X/      PLEASE MARK YOUR                                        SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.

                       FOR               WITHHELD

  1. Election of
     Directors        /  /                 /  /
     (see reverse)

     For, except vote withheld from the following nominee(s):
     ________________________________________________________

     Unless otherwise specified above, this Proxy will be voted FOR the election as Directors of the nominees noted on the reverse side.

                                                     PLEASE DATE, SIGN, AND RETURN
                                                     IN THE ENCLOSED ENVELOPE --
                                                     NO POSTAGE NECESSARY

       SIGNATURE(S)____________________________________________________  DATE ________

       SIGNATURE(S)____________________________________________________  DATE ________
       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                 NORDSON CORPORATION

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 7, 1996
             ----------------------------------------------------------
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         To: Society National Bank, as Trustee for the Nordson Corporation Union Employees' Stock Ownership Plan and Trust (the "Plan").

         Pursuant to Article VI, Section 6.6 of the Plan, the undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest of Nordson Corporation Common Shares held in the Nordson Stock Fund on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 7, 1996, and at any adjournment, WILLIAM D. GINN, WILLIAM P. MADAR, and EVAN
         W. NORD, and each of them, with full power of substitution and revocation, are hereby authorized to represent me and vote all my shares on the following matters:

         1. Election of three Directors:                                         (change of address)
            Dr. Glenn R. Brown, Dr. Anne O. Krueger, and Eric T. Nord       ______________________________
         2. Any other matter that may properly come before this             ______________________________
            meeting.                                                        ______________________________
                                                                            ______________________________


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF
    YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN
    AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                   SIDE



      /X/       PLEASE MARK YOUR                                          SHARES IN YOUR NAME
                VOTES AS IN THIS
                EXAMPLE.

                           FOR               WITHHELD
    1. Election of
       Directors          /  /                /  /
       (see reverse)

     For, except vote withheld from the following nominee(s):
     ________________________________________________________

      Unless otherwise specified above, this Proxy will be voted FOR the election as Directors of the nominees noted on the reverse side.

                                                     PLEASE DATE, SIGN, AND RETURN
                                                     IN THE ENCLOSED ENVELOPE --
                                                     NO POSTAGE NECESSARY

       SIGNATURE(S)___________________________________________________   DATE _________

       SIGNATURE(S)___________________________________________________   DATE _________
       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                    NORDSON CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 7, 1996
                     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            To: Wachovia Bank of North Carolina, N.A., as Trustee for the Nordson Employees' Savings Trust Plan (the "Plan")

                Pursuant to Article XI, Section 11.18 of the Plan, the
            undersigned, as a Participant of the Plan, hereby directs the Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest of Nordson Corporation Common Shares held in the Nordson Stock Fund on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 7, 1996, and at any adjournment, WILLIAM D. GINN, WILLIAM
            P. MADAR, and EVAN W. NORD, and each of them, with full power of substitution and revocation, are hereby authorized to represent me and vote all my shares on the following matters:

                1. Election of three Directors.

                           / /  FOR all nominees listed below     / /  WITHHOLD AUTHORITY to vote for all nominees listed below
                                                                     (except as marked to the contrary)

                    Dr. Glenn R. Brown, Dr. Anne O. Krueger, and Eric T. Nord
                  (INSTRUCTION: In the space below, write the name of, or otherwise designate, any nominee(s) as to whom authority to vote is withheld.)

                  --------------------------------------------------------------------------------------------------------------
                2. Any other matter that may properly come before this meeting.

                                    (Continued, and to be signed, on other side)


                                (Continued from other side)

                Unless otherwise specified above, this Proxy will be voted FOR the election as Directors of the nominees listed above.

                PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. THE TRUSTEE SHALL
            VOTE COMMON SHARES FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS IN THE SAME PROPORTION AS THE COMMON SHARES FOR WHICH IT RECEIVED VOTING INSTRUCTIONS.
                                                     Signed this    day of     ,
                                                     1996

                                                     ---------------------------

                                                     ---------------------------
                                                       (Participant sign here)

                                                     These confidential voting
                                                     instructions will be seen
                                                     only by authorized
                                                     personnel of the Trustee.

               PLEASE DATE, SIGN, AND RETURN YOUR VOTING CARD PROMPTLY IN THE
                                     ENCLOSED ENVELOPE
                                 WHICH REQUIRES NO POSTAGE

                                    NORDSON CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 7, 1996
                 ----------------------------------------------------------
                     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            To: Wachovia Bank of North Carolina, N.A., as Trustee for the
            Nordson Hourly-Rated Employees' Savings Trust Plan (the "Plan")
                Pursuant to Article XI, Section 11.18 of the Plan, the
            undersigned, as a Participant of the Plan, hereby directs the
            Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest of Nordson Corporation Common Shares held in the Nordson Stock Fund on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 7, 1996, and at any adjournment, WILLIAM D. GINN, WILLIAM
            P. MADAR, and EVAN W. NORD, and each of them, with full power of substitution and revocation, are hereby authorized to represent me and vote all my shares on the following matters:

                1. Election of three Directors.

                   / /  FOR all nominees listed below     / /  WITHHOLD AUTHORITY to vote for all nominees listed below
                                                               (except as marked to the contrary)

                    Dr. Glenn R. Brown, Dr. Anne O. Krueger, and Eric T. Nord
                  (INSTRUCTION: In the space below, write the name of, or otherwise designate, any nominee(s) as to whom authority to vote is withheld.)

                  -------------------------------------------------------------------------------------------------------
                2. Any other matter that may properly come before this meeting.


                                    (Continued, and to be signed, on other side)


                                (Continued from other side)

                Unless otherwise specified above, this Proxy will be voted FOR the election as Directors of the nominees listed above.

                PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. THE TRUSTEE SHALL
            VOTE COMMON SHARES FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS IN THE SAME PROPORTION AS THE COMMON SHARES FOR WHICH IT RECEIVED VOTING INSTRUCTIONS.
                                         Signed this    day of             1996
                                                    ---       ----------- ,

                                         --------------------------------------

                                         --------------------------------------
                                                  (Participant sign here)

                                         These confidential voting instructions
                                         will be seen only by authorized
                                         personnel of the Trustee.

        PLEASE DATE, SIGN, AND RETURN YOUR VOTING CARD PROMPTLY IN THE
                  ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE

                                    NORDSON CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 7, 1996
                 ----------------------------------------------------------
                     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            To: Wachovia Bank of North Carolina, N.A., as Trustee for the
            Slautterback Corporation 401(k) Profit Sharing Plan (the "Plan")
                Pursuant to Article XI, Section 11.18 of the Plan, the
            undersigned, as a Participant of the Plan, hereby directs the
            Trustee to vote as designated below (in person or by proxy) the undersigned's entire proportionate interest of Nordson Corporation Common Shares held in the Nordson Stock Fund on the record date at the Annual Meeting of Shareholders of NORDSON CORPORATION to be held on March 7, 1996, and at any adjournment, WILLIAM D. GINN, WILLIAM
            P. MADAR, and EVAN W. NORD, and each of them, with full power of substitution and revocation, are hereby authorized to represent me and vote all my shares on the following matters:

                1. Election of three Directors.

                  / /  FOR all nominees listed below     / /  WITHHOLD AUTHORITY to vote for all nominees listed below
                                                              (except as marked to the contrary)

                                 Dr. Glenn R. Brown, Dr. Anne O. Krueger, and Eric T. Nord

                  (INSTRUCTION: In the space below, write the name of, or otherwise designate, any nominee(s) as to whom authority to vote is withheld.)

                  ------------------------------------------------------------------------------------------------------

                2. Any other matter that may properly come before this meeting.


                                    (Continued, and to be signed, on other side)

                                (Continued from other side)

                Unless otherwise specified above, this Proxy will be voted FOR the election as Directors of the nominees listed above.

                PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. THE TRUSTEE SHALL
            VOTE COMMON SHARES FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS IN THE SAME PROPORTION AS THE COMMON SHARES FOR WHICH IT RECEIVED VOTING INSTRUCTIONS.
                                            Signed this    day of        , 1996
                                                       ---       --------

                                            -----------------------------------

                                            -----------------------------------
                                                  (Participant sign here)

                                            These confidential voting
                                            instructions will be seen only by
                                            authorized personnel of the Trustee.

        PLEASE DATE, SIGN, AND RETURN YOUR VOTING CARD PROMPTLY IN THE
                  ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE